Exhibit 99.1

Analyst Contact:	Vernon L. Patterson	Media Contact:	Gary Cavano
	216.689.0520		216.689.0517

Investor Relations		Key Media
Information:	www.Key.com/ir	Newsroom:	www.Key.com/newsroom

FOR IMMEDIATE RELEASE

KEYCORP REPORTS SECOND QUARTER 2004 EARNINGS

•	EPS of $0.58 for the second quarter

•	Continued improvement in asset quality

•	Strong capital position; 6 million shares repurchased

CLEVELAND, July 16, 2004 — KeyCorp (NYSE: KEY) today announced second quarter net income of $239 million, or $0.58 per diluted common share, compared with $225 million, or $0.53 per share, for the second quarter of 2003. For the first quarter of 2004, net income was $250 million, or $0.59 per diluted common share.

     “Key’s performance continued to improve in the second quarter,” said Chairman and Chief Executive Officer Henry L. Meyer III. “Noninterest income benefited from the stronger performance of our market-sensitive businesses, including investment banking and other capital markets activities. In addition, asset quality continued to improve as nonperforming loans decreased for the seventh consecutive quarter. At June 30, these loans were at their lowest level since December 31, 1999.

     “We also saw a modest, but encouraging, increase in commercial loan balances during the quarter. The increased demand for commercial loans was geographically broad-based and spread among a number of industry sectors.”

     The Company expects earnings to be in the range of $0.57 to $0.61 per share for the third quarter of 2004 and $2.35 to $2.45 per share for the full year.

SUMMARY OF CONSOLIDATED RESULTS

     Taxable-equivalent net interest income was $658 million for the second quarter of 2004, compared with $685 million in the previous quarter. A 17 basis point reduction in Key’s net interest margin caused the decrease, while average earning assets grew by $493 million. Increases in commercial loans and short-term investments more than offset declines in consumer loans (primarily due to sales in the home equity and indirect lending portfolios) and securities. Compared with the second quarter of 2003, taxable-equivalent net interest income decreased by $52 million due to a lower net interest margin and a slight reduction in average earning assets.

KeyCorp Reports Second Quarter 2004 Earnings
July 16, 2004

     Key’s noninterest income was $446 million for the second quarter of 2004, up from $431 million for the first quarter. A $27 million increase in income from investment banking and capital markets activities drove the improvement. In addition, noninterest income benefited from smaller increases in several other fee-based components, including electronic banking fees, letter of credit and loan fees, and service charges on deposit accounts. These positive results were offset in part by a $24 million decrease in net gains from loan securitizations and sales. Compared with the year-ago quarter, noninterest income grew by $12 million. Stronger financial markets contributed to a $15 million increase in income from investment banking and capital markets activities, and an $11 million increase in income from trust and investment services. In addition, Key recorded net gains of $4 million on the residual values of leased vehicles and equipment in the second quarter of 2004, compared with net losses of $7 million for the same period last year. These improvements were partially offset by a $13 million decrease in net gains from loan securitizations and sales, and a $5 million decrease in service charges on deposit accounts.

     Noninterest expense of $679 million for the second quarter of 2004 was up from $659 million in the prior quarter, due primarily to an increase in franchise and business tax expense (included in “Other expense”), and higher costs associated with marketing, occupancy and computer processing. Compared with the second quarter of 2003, noninterest expense decreased by $9 million due to a variety of factors.

ASSET QUALITY

     Key’s provision for loan losses was $74 million for the second quarter of 2004, down from $81 million for the first quarter of 2004 and $125 million for the year-ago quarter.

     Net loan charge-offs for the quarter totaled $104 million, or 0.67% of average loans, compared with $111 million, or 0.71%, for the previous quarter and $141 million, or 0.90%, for the same period last year.

     During the second quarter of 2004, Key’s nonperforming loans decreased by $133 million to $454 million, due primarily to reductions in the middle market, large corporate and healthcare portfolios. Nonperforming loans represented 0.71% of loans outstanding at June 30, 2004, down from 0.94% at March 31, 2004, and 1.32% at June 30, 2003.

     Key’s allowance for loan losses stood at $1.3 billion, or 1.99% of loans outstanding at June 30, 2004, compared with $1.3 billion, or 2.09% at March 31, 2004, and $1.4 billion, or 2.22% at June 30, 2003. At June 30, 2004, the allowance for loan losses represented 281% of nonperforming loans, compared with 222% at March 31, 2004, and 168% a year ago.

CAPITAL

     Key’s capital ratios continued to exceed all “well-capitalized” regulatory benchmarks at June 30, 2004. Key’s tangible equity to tangible assets ratio was 6.64% at quarter end, compared with 6.98% at March 31, 2004, and 6.90% at June 30, 2003.

KeyCorp Reports Second Quarter 2004 Earnings
July 16, 2004

     Key’s strong capital position provides the Company with the flexibility to take advantage of future investment opportunities, to repurchase shares when appropriate and to pay dividends. During the second quarter of 2004, Key repurchased 6 million of its common shares under an authorization that allows for the repurchase of up to 25 million shares. At June 30, 2004, there were 7 million shares remaining for repurchase under that authorization. Share repurchases and other activities that caused the change in Key’s outstanding common shares over the past five quarters are summarized in the table below.

Summary of Changes in Common Shares Outstanding

in thousands	2Q04	1Q04	4Q03	3Q03	2Q03
Shares outstanding at beginning of period	412,153	416,494	419,266	421,074	422,783
Issuance of shares under employee benefit and dividend reinvestment plans	1,128	3,659	1,228	692	1,291
Repurchase of common shares	(6,038)	(8,000)	(4,000)	(2,500)	(3,000)

Shares outstanding at end of period	407,243	412,153	416,494	419,266	421,074

LINE OF BUSINESS RESULTS

     The following table summarizes the contribution made by each major business group to Key’s taxable-equivalent revenue and net income for the periods presented. The specific lines of business that comprise each of the major business groups are described under the heading “Line of Business Descriptions.” For more detailed financial information pertaining to each business group and its respective lines of business, see the last three pages of this release.

Major Business Groups

				Percent change 2Q04 vs.
dollars in millions	2Q04	1Q04	2Q03	1Q04	2Q03
Revenue (taxable equivalent)
Consumer Banking	$551	$573	$586	(3.8)%	(6.0)%
Corporate and Investment Banking	362	353	366	2.5	(1.1)
Investment Management Services	202	205	187	(1.5)	8.0
Other Segments	15	4	29	275.0	(48.3)

Total segments	1,130	1,135	1,168	(.4)	(3.3)
Reconciling Items	(26)	(19)	(24)	(36.8)	(8.3)

Total	$1,104	$1,116	$1,144	(1.1)	(3.5)

Net income (loss)				`
Consumer Banking	$98	$109	$102	(10.1)%	(3.9)%
Corporate and Investment Banking	105	105	86	—	22.1
Investment Management Services	24	33	16	(27.3)	50.0
Other Segments	14	7	23	100.0	(39.1)

Total segments	241	254	227	(5.1)	6.2
Reconciling Items	(2)	(4)	(2)	50.0	—

Total	$239	$250	$225	(4.4)	6.2

KeyCorp Reports Second Quarter 2004 Earnings
July 16, 2004

Consumer Banking

				Percent change 2Q04 vs.
dollars in millions	2Q04	1Q04	2Q03	1Q04	2Q03
Summary of operations
Net interest income (TE)	$431	$446	$463	(3.4)%	(6.9)%
Noninterest income	120	127	123	(5.5)	(2.4)

Total revenue (TE)	551	573	586	(3.8)	(6.0)
Provision for loan losses	46	59	65	(22.0)	(29.2)
Noninterest expense	348	339	358	2.7	(2.8)

Income before income taxes (TE)	157	175	163	(10.3)	(3.7)
Allocated income taxes and TE adjustments	59	66	61	(10.6)	(3.3)

Net income	$98	$109	$102	(10.1)	(3.9)

Percent of consolidated net income	41%	44%	45%	N/A	N/A
Average balances
Loans	$29,363	$29,736	$28,962	(1.3)%	1.4%
Total assets	31,953	32,222	31,451	(.8)	1.6
Deposits	35,021	34,737	34,828	.8	.6

TE =	Taxable Equivalent,	N/A =	Not Applicable

Additional Consumer Banking Data

				Percent change 2Q04 vs.
dollars in millions	2Q04	1Q04	2Q03	1Q04	2Q03
Average deposits outstanding
Noninterest-bearing	$5,638	$5,519	$5,458	2.2%	3.3%
Money market deposit accounts and other savings	16,284	15,672	15,185	3.9	7.2
Time	13,099	13,546	14,185	(3.3)	(7.7)

Total deposits	$35,021	$34,737	$34,828	.8	.6

Home equity loans
Retail Banking and Small Business:
Average balance	$8,608	$8,412	$7,964
Average loan-to-value ratio	72%	72%	72%
Percent first lien positions	60	59	56
National Home Equity:
Average balance	$4,504	$5,067	$5,086
Average loan-to-value ratio	72%	73%	75%
Percent first lien positions	78	79	81

Other data
On-line clients / household penetration	882,088/42%	828,047/41%	665,781/35%
KeyCenters	902	903	903
Automated teller machines	2,166	2,172	2,159

     Net income for Consumer Banking was $98 million for the second quarter of 2004, representing a $4 million decrease from the year-ago quarter. The decrease was attributable to a reduction in taxable-equivalent revenue, which was offset substantially by a decline in noninterest expense and a lower provision for loan losses.

     Taxable-equivalent net interest income decreased by $32 million, or 7%, from the second quarter of 2003, due largely to a less favorable interest rate spread on deposits in a historically low interest rate environment.

     Noninterest income decreased slightly from the year-ago quarter, due largely to a $10 million decline in net gains from loan sales in the Consumer Finance line of business. The reduction in loan sale gains was essentially offset by a $9 million decrease in net losses incurred on the residual values of leased vehicles.

     Noninterest expense decreased by $10 million, or 3%, due primarily to declines in depreciation expense related to equipment and various indirect charges.

KeyCorp Reports Second Quarter 2004 Earnings
July 16, 2004

     The provision for loan losses decreased by $19 million, or 29%, as a result of improved asset quality in each of the major lines of business.

Corporate and Investment Banking

				Percent change 2Q04 vs.
dollars in millions	2Q04	1Q04	2Q03	1Q04	2Q03
Summary of operations
Net interest income (TE)	$228	$234	$244	(2.6)%	(6.6)%
Noninterest income	134	119	122	12.6	9.8

Total revenue (TE)	362	353	366	2.5	(1.1)
Provision for loan losses	25	21	56	19.0	(55.4)
Noninterest expense	168	164	174	2.4	(3.4)

Income before income taxes (TE)	169	168	136	.6	24.3
Allocated income taxes and TE adjustments	64	63	50	1.6	28.0

Net income	$105	$105	$86	—	22.1

Percent of consolidated net income	44%	42%	38%	N/A	N/A
Average balances
Loans	$27,855	$27,222	$28,039	2.3%	(.7)%
Total assets	33,063	32,124	32,410	2.9	2.0
Deposits	4,958	4,756	4,097	4.2	21.0

TE =	Taxable Equivalent,	N/A =	Not Applicable

     Net income for Corporate and Investment Banking was $105 million for the second quarter of 2004, up from $86 million for the same period last year. The improvement resulted largely from a significant decrease in the provision for loan losses.

     Taxable-equivalent net interest income decreased by $16 million, or 7%, from the second quarter of 2003, due primarily to a less favorable interest rate spread on deposits and other funding sources. The adverse effect of this factor was offset in part by an increase in average earning assets.

     During the same period, noninterest income rose by $12 million, or 10%, due largely to an increase in income from various investment banking and capital markets activities.

     Noninterest expense decreased by $6 million, or 3%, due primarily to lower professional fees and decreases in various indirect charges.

     The provision for loan losses decreased by $31 million, or 55%, reflecting improved asset quality in the Corporate Banking and National Equipment Finance lines.

KeyCorp Reports Second Quarter 2004 Earnings
July 16, 2004

Investment Management Services

				Percent change 2Q04 vs.
dollars in millions	2Q04	1Q04	2Q03	1Q04	2Q03
Summary of operations
Net interest income (TE)	$59	$60	$60	(1.7)%	(1.7)%
Noninterest income	143	145	127	(1.4)	12.6

Total revenue (TE)	202	205	187	(1.5)	8.0
Provision for loan losses	2	1	4	100.0	(50.0)
Noninterest expense	161	152	159	5.9	1.3

Income before income taxes (TE)	39	52	24	(25.0)	62.5
Allocated income taxes and TE adjustments	15	19	8	(21.1)	87.5

Net income	$24	$33	$16	(27.3)	50.0

Percent of consolidated net income	10%	13%	7%	N/A	N/A
Average balances
Loans	$5,226	$5,140	$5,031	1.7%	3.9%
Total assets	6,317	6,160	5,961	2.5	6.0
Deposits	7,188	6,908	5,939	4.1	21.0

TE =	Taxable Equivalent,	N/A =	Not Applicable

Additional Investment Management Services Data

dollars in billions	2Q04	1Q04	2Q03
Assets under management	$69.7	$69.4	$63.3
Nonmanaged and brokerage assets	68.1	67.1	61.5

     Net income for Investment Management Services was $24 million for the second quarter of 2004, up from $16 million for the second quarter of last year. The increase was due primarily to growth in noninterest income.

     Noninterest income grew by $16 million, or 13%, due to an increase in income from trust and investment services. This growth was attributable primarily to a rise in the market value of assets under management and a higher level of brokerage commissions, both of which reflect improvements in the equity markets.

     Noninterest expense rose by $2 million, or 1%, due to higher incentive compensation expense related to revenue generation, and an increase in occupancy expense related to the closing of two offices in the McDonald Financial Group. These increases were offset in part by decreases in various indirect charges.

     The provision for loan losses decreased by $2 million, or 50%, reflecting improved asset quality in the McDonald Financial Group.

Other Segments

     Other segments consist primarily of Treasury and principal investing. These segments generated net income of $14 million for the second quarter of 2004, compared with $23 million for the same period last year. Declines in taxable-equivalent net interest income, net gains from principal investing and income from corporate-owned life insurance drove the decrease.

KeyCorp Reports Second Quarter 2004 Earnings
July 16, 2004

Line of Business Descriptions

Consumer Banking

Retail Banking provides individuals with branch-based deposit and investment products, personal finance services and loans, including residential mortgages, home equity and various types of installment loans.

Small Business provides businesses that have annual sales revenues of $10 million or less with deposit, investment and credit products, and business advisory services.

Consumer Finance includes Indirect Lending and National Home Equity.

Indirect Lending offers automobile and marine loans to consumers through dealers and finances inventory for automobile and marine dealers. This business unit also provides federal and private education loans to students and their parents and processes payments on loans from private schools to parents.

National Home Equity provides both prime and nonprime mortgage and home equity loan products to individuals. These products originate outside of Key’s retail branch system. This business unit also works with mortgage brokers and home improvement contractors to provide home equity and home improvement solutions.

Corporate and Investment Banking

Corporate Banking provides an array of products and services to large corporations, middle-market companies, financial institutions and government organizations. These products and services include financing, treasury management, investment banking, derivatives and foreign exchange, equity and debt trading, and syndicated finance.

KeyBank Real Estate Capital provides construction and interim lending, permanent debt placements and servicing, and equity and investment banking services to developers, brokers and owner-investors. This line of business deals exclusively with nonowner-occupied properties (i.e., generally properties for which the owner occupies less than 60% of the premises).

Key Equipment Finance meets the equipment leasing needs of companies worldwide and provides equipment manufacturers, distributors and resellers with financing options for their clients. Lease financing receivables and related revenues are assigned to other lines of business (primarily Corporate Banking) if those businesses are principally responsible for maintaining the relationship with the client.

Investment Management Services

Investment Management Services includes Victory Capital Management and McDonald Financial Group.

Victory Capital Management manages or gives advice regarding investment portfolios for a national client base, including corporations, labor unions, not-for-profit organizations, governments and individuals. These portfolios may be managed in separate accounts, common funds or the Victory family of mutual funds.

KeyCorp Reports Second Quarter 2004 Earnings
July 16, 2004

McDonald Financial Group offers financial, estate and retirement planning and asset management services to assist high-net-worth clients with their banking, brokerage, trust, portfolio management, insurance, charitable giving and related needs.

     Cleveland-based KeyCorp is one of the nation’s largest bank-based financial services companies, with assets of approximately $86 billion. Key companies provide investment management, retail and commercial banking, consumer finance, and investment banking products and services to individuals and companies throughout the United States and, for certain businesses, internationally. The company’s businesses deliver their products and services through 902 KeyCenters and offices; a network of 2,166 ATMs; telephone banking centers (1.800.KEY2YOU); and a Web site, Key.com,® that provides account access and financial products 24 hours a day.

Notes to Editors:

A live Internet broadcast of KeyCorp’s conference call to discuss quarterly earnings and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at www.Key.com/ir at 9:00 a.m. ET, on Friday, July 16, 2004. A tape of the call will be available through July 23.

For up-to-date company information, media contacts and facts and figures about Key’s lines of business visit our Media Newsroom at www.Key.com/newsroom.

This news release contains forward-looking statements about issues like anticipated earnings outlook, asset quality trends and anticipated improvement in profitability and competitiveness. Forward-looking statements by their nature are subject to assumptions, risks and uncertainties. Actual results could differ materially from those contained in or implied by such forward-looking statements for a variety of factors including: changes in interest rates; failure of the economy to continue to recover which could materially impact credit quality trends and the ability to generate loans; failure of the capital markets to function consistent with customary levels; delay in or inability to execute strategic initiatives designed to grow revenues and/or manage expenses; consummation of significant business combinations or divestitures; new legal obligations or restrictions or unfavorable resolution of litigation; further disruption in the economy and the general business climate as a result of terrorist activities or military actions; and changes in accounting, tax or regulatory practices or requirements.

###

KeyCorp Reports Second Quarter 2004 Earnings
July 16, 2004

Financial Highlights
(dollars in millions, except per share amounts)

	Three months ended
	6-30-04	3-31-04	6-30-03
Summary of operations
Net interest income (TE)	$658	$685	$710
Noninterest income	446	431	434

Total revenue (TE)	1,104	1,116	1,144
Provision for loan losses	74	81	125
Noninterest expense	679	659	688
Net income	239	250	225
Per common share
Net income	$.58	$.60	$.53
Net income — assuming dilution	.58	.59	.53
Cash dividends paid	.31	.31	.305
Book value at period end	16.77	16.98	16.60
Market price at period end	29.89	30.29	25.27
Performance ratios
Return on average total assets	1.13%	1.19%	1.07%
Return on average equity	13.97	14.47	12.98
Net interest margin (TE)	3.57	3.74	3.85
Capital ratios at period end
Equity to assets	7.92%	8.29%	8.18%
Tangible equity to tangible assets	6.64	6.98	6.90
Tier 1 risk-based capital [a]	7.73	8.10	7.94
Total risk-based capital [a]	11.87	12.22	12.15
Leverage [a]	8.34	8.45	8.13
Asset quality
Net loan charge-offs	$104	$111	$141
Net loan charge-offs to average loans	.67%	.71%	.90%
Allowance for loan losses	$1,276	$1,306	$1,405
Allowance for loan losses to period-end loans	1.99%	2.09%	2.22%
Allowance for loan losses to nonperforming loans	281.06	222.49	167.86
Nonperforming loans at period end	$454	$587	$837
Nonperforming assets at period end	540	670	897
Nonperforming loans to period-end loans	.71%	.94%	1.32%
Nonperforming assets to period-end loans plus OREO and other nonperforming assets	.84	1.07	1.42
Other data
Average full-time equivalent employees	19,514	19,585	19,999
KeyCenters	902	903	903
Taxable-equivalent adjustment	$22	$24	$14

KeyCorp Reports Second Quarter 2004 Earnings
July 16, 2004

Financial Highlights (continued)
(dollars in millions, except per share amounts)

	Six months ended
	6-30-04	6-30-03
Summary of operations
Net interest income (TE)	$1,343	$1,413
Noninterest income	877	831

Total revenue (TE)	2,220	2,244
Provision for loan losses	155	255
Noninterest expense	1,338	1,345
Net income	489	442
Per common share
Net income	$1.18	$1.04
Net income — assuming dilution	1.17	1.03
Cash dividends paid	.62	.61
Performance ratios
Return on average total assets	1.16%	1.06%
Return on average equity	14.22	12.94
Net interest margin (TE)	3.66	3.86
Asset quality
Net loan charge-offs	$215	$302
Net loan charge-offs to average loans	.69%	.97%
Other data
Average full-time equivalent employees	19,548	20,222
Taxable-equivalent adjustment	$46	$36

(a)	06-30-04 ratio is estimated.

TE =	Taxable Equivalent

KeyCorp Reports Second Quarter 2004 Earnings
July 16, 2004

Consolidated Balance Sheets
(dollars in millions)

	6-30-04	3-31-04	6-30-03
Assets
Loans	$64,016	$62,513	$63,214
Investment securities	81	94	99
Securities available for sale	7,023	7,463	7,533
Short-term investments	2,639	2,042	1,867
Other investments	1,231	1,157	1,003

Total earning assets	74,990	73,269	73,716
Allowance for loan losses	(1,276)	(1,306)	(1,405)
Cash and due from banks	2,313	2,113	3,249
Premises and equipment	600	604	606
Goodwill	1,150	1,150	1,142
Other intangible assets	31	34	31
Corporate-owned life insurance	2,550	2,528	2,470
Accrued income and other assets	5,863	6,056	5,670

Total assets	$86,221	$84,448	$85,479

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$19,956	$19,120	$17,900
Savings deposits	2,014	2,067	2,094
Certificates of deposit ($100,000 or more)	4,630	4,850	4,949
Other time deposits	10,342	10,834	11,231

Total interest-bearing	36,942	36,871	36,174
Noninterest-bearing	10,940	10,826	11,375
Deposits in foreign office — interest-bearing	4,541	2,234	2,320

Total deposits	52,423	49,931	49,869
Federal funds purchased and securities sold under repurchase agreements	3,794	3,584	4,766
Bank notes and other short-term borrowings	2,598	2,588	2,403
Accrued expense and other liabilities	5,969	6,013	5,760
Long-term debt	14,608	15,333	14,434
Capital securities of subsidiary trusts	—	—	1,258

Total liabilities	79,392	77,449	78,490
Shareholders’ equity
Preferred stock	—	—	—
Common shares	492	492	492
Capital surplus	1,469	1,459	1,452
Retained earnings	7,072	6,960	6,633
Treasury stock	(2,121)	(1,966)	(1,667)
Accumulated other comprehensive income (loss)	(83)	54	79

Total shareholders’ equity	6,829	6,999	6,989

Total liabilities and shareholders’ equity	$86,221	$84,448	$85,479

Common shares outstanding (000)	407,243	412,153	421,074

KeyCorp Reports Second Quarter 2004 Earnings
July 16, 2004

Consolidated Statements of Income
(dollars in millions, except per share amounts)

	Three months ended			Six months ended
	6-30-04	3-31-04	6-30-03	6-30-04	6-30-03
Interest income
Loans	$816	$833	$910	$1,649	$1,814
Tax-exempt investment securities	1	1	1	2	3
Securities available for sale	78	88	96	166	197
Short-term investments	9	9	8	18	16
Other investments	8	8	7	16	13

Total interest income	912	939	1,022	1,851	2,043
Interest expense
Deposits	161	161	183	322	371
Federal funds purchased and securities sold under repurchase agreements	10	10	15	20	29
Bank notes and other short-term borrowings	9	12	15	21	33
Long-term debt, including capital securities	96	95	113	191	233

Total interest expense	276	278	326	554	666

Net interest income	636	661	696	1,297	1,377
Provision for loan losses	74	81	125	155	255

	562	580	571	1,142	1,122
Noninterest income
Trust and investment services income	141	145	130	286	261
Service charges on deposit accounts	86	84	91	170	183
Investment banking and capital markets income	69	42	54	111	89
Letter of credit and loan fees	40	37	40	77	71
Corporate-owned life insurance income	25	27	27	52	54
Net gains from loan securitizations and sales	1	25	14	26	29
Electronic banking fees	22	18	22	40	41
Net securities gains	7	—	3	7	7
Other income	55	53	53	108	96

Total noninterest income	446	431	434	877	831
Noninterest expense
Personnel	371	373	371	744	734
Net occupancy	61	58	56	119	115
Computer processing	48	44	44	92	88
Equipment	30	31	34	61	66
Marketing	30	23	33	53	58
Professional fees	29	25	32	54	57
Other expense	110	105	118	215	227

Total noninterest expense	679	659	688	1,338	1,345

Income before income taxes	329	352	317	681	608
Income taxes	90	102	92	192	166

Net income	$239	$250	$225	$489	$442

Net income per common share	$.58	$.60	$.53	$1.18	$1.04
Net income per common share — assuming dilution	.58	.59	.53	1.17	1.03
Weighted-average common shares outstanding (000)	410,292	416,680	423,882	413,486	424,575
Weighted-average common shares and potential common shares outstanding (000)	414,908	421,572	427,170	418,240	427,628

KeyCorp Reports Second Quarter 2004 Earnings
July 16, 2004

Consolidated Average Balance Sheets, Net Interest Income and Yields/Rates
(dollars in millions)

	Second Quarter 2004			First Quarter 2004			Second Quarter 2003
	Average			Average			Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Assets
Loans: [a,b]
Commercial, financial and agricultural	$17,392	$189	4.36%	$17,037	$190	4.50%	$17,391	$218	5.01%
Real estate — commercial mortgage	6,071	74	4.94	5,750	72	5.00	5,932	80	5.38
Real estate — construction	4,716	56	4.79	4,856	58	4.79	5,331	68	5.14
Commercial lease financing	8,729	127	5.83	8,536	127	5.96	7,883	119	6.05

Total commercial loans	36,908	446	4.86	36,179	447	4.96	36,537	485	5.32
Real estate — residential	1,568	24	6.09	1,589	25	6.21	1,803	30	6.54
Home equity	14,631	201	5.53	14,963	210	5.64	14,433	219	6.09
Consumer — direct	2,058	38	7.41	2,083	40	7.69	2,135	40	7.44
Consumer — indirect lease financing	199	5	9.74	266	6	9.72	601	14	9.40
Consumer — indirect other	5,137	95	7.39	5,389	105	7.79	5,002	105	8.43

Total consumer loans	23,593	363	6.17	24,290	386	6.37	23,974	408	6.82
Loans held for sale	2,602	28	4.28	2,327	23	4.07	2,518	29	4.70

Total loans	63,103	837	5.33	62,796	856	5.47	63,029	922	5.86
Taxable investment securities	16	—	4.20	17	—	4.36	5	—	5.44
Tax-exempt investment securities [a]	74	2	9.73	79	2	9.71	110	3	9.46

Total investment securities	90	2	8.72	96	2	8.79	115	3	9.27
Securities available for sale [a,c]	7,130	78	4.37	7,516	88	4.70	8,321	97	4.68
Short-term investments	2,384	9	1.44	1,859	9	1.95	1,484	8	2.12
Other investments [c]	1,167	8	2.79	1,114	8	2.78	985	6	2.47

Total earning assets	73,874	934	5.07	73,381	963	5.27	73,934	1,036	5.61
Allowance for loan losses	(1,237)			(1,378)			(1,409)
Accrued income and other assets	12,678			12,522			12,187

Total assets	$85,315			$84,525			$84,712

Liabilities
NOW and money market deposit accounts	$19,753	33	.67	$18,882	29	.61	$17,740	41	.93
Savings deposits	2,040	1	.23	2,052	1	.23	2,084	3	.54
Certificates of deposit ($100,000 or more) [d]	4,727	44	3.77	4,883	46	3.81	4,743	47	3.98
Other time deposits	10,591	76	2.87	10,957	80	2.96	11,434	84	2.96
Deposits in foreign office	2,635	7	1.05	2,167	5	.97	2,445	8	1.25

Total interest-bearing deposits	39,746	161	1.63	38,941	161	1.67	38,446	183	1.91
Federal funds purchased and securities sold under repurchase agreements	4,483	10	.93	4,068	10	.96	4,661	13	1.11
Bank notes and other short-term borrowings [d]	2,512	9	1.43	2,603	12	1.81	2,765	17	2.50
Long-term debt, including capital securities [d]	14,465	96	2.74	15,229	95	2.63	16,309	113	2.90

Total interest-bearing liabilities	61,206	276	1.82	60,841	278	1.86	62,181	326	2.13

Noninterest-bearing deposits	11,010			10,660			10,053
Accrued expense and other liabilities	6,220			6,077			5,526

Total liabilities	78,436			77,578			77,760

Shareholders’ equity	6,879			6,947			6,952

Total liabilities and shareholders’ equity	$85,315			$84,525			$84,712

Interest rate spread (TE)			3.25%			3.41%			3.48%

Net interest income (TE) and net interest margin (TE)		658	3.57%		685	3.74%		710	3.85%

TE adjustment [a]		22			24			14

Net interest income, GAAP basis		$636			$661			$696

Capital securities	—	—		—	—		$1,266	$18

(a)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.

(b)	For purposes of these computations, nonaccrual loans are included in average loan balances.

(c)	Yield is calculated on the basis of amortized cost.

(d)	Rate calculation excludes basis adjustments related to fair value hedges.

TE =	Taxable Equivalent

GAAP =	Accounting Principles Generally Accepted in the United States

KeyCorp Reports Second Quarter 2004 Earnings
July 16, 2004

Consolidated Average Balance Sheets, Net Interest Income and Yields/Rates
(dollars in millions)

	Six months ended June 30, 2004			Six months ended June 30, 2003
	Average			Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Assets
Loans: [a,b]
Commercial, financial and agricultural	$17,215	$379	4.43%	$17,306	$424	4.94%
Real estate — commercial mortgage	5,911	146	4.97	5,983	161	5.44
Real estate — construction	4,785	114	4.79	5,506	141	5.15
Commercial lease financing	8,633	254	5.89	7,837	242	6.17

Total commercial loans	36,544	893	4.91	36,632	968	5.32
Real estate — residential	1,578	49	6.15	1,853	61	6.60
Home equity	14,797	411	5.59	14,220	437	6.19
Consumer — direct	2,071	78	7.55	2,132	80	7.56
Consumer — indirect lease financing	232	11	9.73	686	32	9.41
Consumer — indirect other	5,263	200	7.59	4,960	213	8.58

Total consumer loans	23,941	749	6.27	23,851	823	6.94
Loans held for sale	2,464	51	4.18	2,454	57	4.70

Total loans	62,949	1,693	5.40	62,937	1,848	5.91
Taxable investment securities	16	—	4.28	4	—	6.28
Tax-exempt investment securities [a]	77	4	9.72	117	5	9.16

Total investment securities	93	4	8.76	121	5	9.07
Securities available for sale [a,c]	7,323	166	4.53	8,057	197	4.93
Short-term investments	2,122	18	1.66	1,595	16	1.99
Other investments [c]	1,140	16	2.79	971	13	2.56

Total earning assets	73,627	1,897	5.17	73,681	2,079	5.67
Allowance for loan losses	(1,307)			(1,424)
Accrued income and other assets	12,600			12,058

Total assets	$84,920			$84,315

Liabilities
NOW and money market deposit accounts	$19,318	62	.64	$17,246	84	.98
Savings deposits	2,046	2	.23	2,064	6	.57
Certificates of deposit ($100,000 or more) [d]	4,805	90	3.79	4,698	94	4.09
Other time deposits	10,774	156	2.91	11,616	174	3.03
Deposits in foreign office	2,401	12	1.01	2,084	13	1.24

Total interest-bearing deposits	39,344	322	1.65	37,708	371	1.98
Federal funds purchased and securities sold under repurchase agreements	4,275	20	.94	4,939	29	1.19
Bank notes and other short-term borrowings [d]	2,558	21	1.62	2,574	33	2.62
Long-term debt, including capital securities [d]	14,847	191	2.69	16,791	233	2.88

Total interest-bearing liabilities	61,024	554	1.84	62,012	666	2.18
Noninterest-bearing deposits	10,835			9,921
Accrued expense and other liabilities	6,148			5,496

Total liabilities	78,007			77,429
Shareholders’ equity	6,913			6,886

Total liabilities and shareholders’ equity	$84,920			$84,315

Interest rate spread (TE)			3.33%			3.49%

Net interest income (TE) and net interest margin (TE)		1,343	3.66%		1,413	3.86%

TE adjustment [a]		46			36

Net interest income, GAAP basis		$1,297			$1,377

Capital securities	—	—		$1,260	$36

(a)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.

(b)	For purposes of these computations, nonaccrual loans are included in average loan balances.

(c)	Yield is calculated on the basis of amortized cost.

(d)	Rate calculation excludes basis adjustments related to fair value hedges.

TE =	Taxable Equivalent

GAAP =	Accounting Principles Generally Accepted in the United States

KeyCorp Reports Second Quarter 2004 Earnings
July 16, 2004

Noninterest Income
(in millions)

	Three months ended			Six months ended
	6-30-04	3-31-04	6-30-03	6-30-04	6-30-03
Trust and investment services income [a]	$141	$145	$130	$286	$261
Service charges on deposit accounts	86	84	91	170	183
Investment banking and capital markets income [a]	69	42	54	111	89
Letter of credit and loan fees	40	37	40	77	71
Corporate-owned life insurance income	25	27	27	52	54
Net gains from loan securitizations and sales	1	25	14	26	29
Electronic banking fees	22	18	22	40	41
Net securities gains	7	—	3	7	7
Other income:
Insurance income	13	11	13	24	26
Loan securitization servicing fees	1	1	2	2	4
Credit card fees	3	3	3	6	6
Miscellaneous income	38	38	35	76	60

Total other income	55	53	53	108	96

Total noninterest income	$446	$431	$434	$877	$831

(a)	Additional detail provided in tables below.

Trust and Investment Services Income
(in millions)

	Three months ended			Six months ended
	6-30-04	3-31-04	6-30-03	6-30-04	6-30-03
Brokerage commissions and fee income	$66	$70	$65	$136	$130
Personal asset management and custody fees	42	42	36	84	71
Institutional asset management and custody fees	10	9	9	19	20
All other fees	23	24	20	47	40

Total trust and investment services income	$141	$145	$130	$286	$261

Investment Banking and Capital Markets Income
(in millions)

	Three months ended			Six months ended
	6-30-04	3-31-04	6-30-03	6-30-04	6-30-03
Investment banking income	$31	$25	$23	$56	$46
Net gains from principal investing	19	10	20	29	17
Foreign exchange income	12	12	8	24	15
Dealer trading and derivatives income (loss)	7	(5)	3	2	11

Total investment banking and capital markets income	$69	$42	$54	$111	$89

KeyCorp Reports Second Quarter 2004 Earnings
July 16, 2004

Noninterest Expense
(dollars in millions)

	Three months ended			Six months ended
	6-30-04	3-31-04	6-30-03	6-30-04	6-30-03
Personnel [a]	$371	$373	$371	$744	$734
Net occupancy	61	58	56	119	115
Computer processing	48	44	44	92	88
Equipment	30	31	34	61	66
Marketing	30	23	33	53	58
Professional fees	29	25	32	54	57
Other expense:
Postage and delivery	13	13	13	26	28
Telecommunications	7	7	8	14	16
Franchise and business taxes	9	(1)	13	8	25
OREO expense, net	7	4	4	11	5
Miscellaneous expense	74	82	80	156	153

Total other expense	110	105	118	215	227

Total noninterest expense	$679	$659	$688	$1,338	$1,345

Average full-time equivalent employees	19,514	19,585	19,999	19,548	20,222

(a)	Additional detail provided in table below.

Personnel Expense
(in millions)

	Three months ended			Six months ended
	6-30-04	3-31-04	6-30-03	6-30-04	6-30-03
Salaries	$210	$209	$214	$419	$432
Incentive compensation	92	85	86	177	150
Employee benefits	59	71	63	130	135
Stock-based compensation	8	7	3	15	7
Severance	2	1	5	3	10

Total personnel expense	$371	$373	$371	$744	$734

KeyCorp Reports Second Quarter 2004 Earnings
July 16, 2004

Loan Composition
(dollars in millions)

				Percent change 6-30-04 vs.
	6-30-04	3-31-04	6-30-03	3-31-04	6-30-03
Commercial, financial and agricultural	$17,721	$17,058	$17,381	3.9%	2.0%
Commercial real estate:
Commercial mortgage	6,312	5,802	5,886	8.8	7.2
Construction	4,863	4,777	5,192	1.8	(6.3)

Total commercial real estate loans	11,175	10,579	11,078	5.6	.9
Commercial lease financing	8,792	8,705	8,009	1.0	9.8

Total commercial loans	37,688	36,342	36,468	3.7	3.3
Real estate — residential mortgage	1,542	1,585	1,754	(2.7)	(12.1)
Home equity	14,753	14,483	14,688	1.9	.4
Consumer — direct	2,074	2,050	2,170	1.2	(4.4)
Consumer — indirect:
Automobile lease financing	170	227	528	(25.1)	(67.8)
Automobile loans	1,910	1,968	2,107	(2.9)	(9.3)
Marine	2,640	2,541	2,379	3.9	11.0
Other	598	884	595	(32.4)	.5

Total consumer — indirect loans	5,318	5,620	5,609	(5.4)	(5.2)

Total consumer loans	23,687	23,738	24,221	(.2)	(2.2)
Loans held for sale:
Real estate — commercial mortgage	369	277	231	33.2	59.7
Real estate — residential mortgage	22	20	45	10.0	(51.1)
Home equity	13	6	—	116.7	N/M
Education	2,237	2,130	2,249	5.0	(.5)

Total loans held for sale	2,641	2,433	2,525	8.5	4.6

Total loans	$64,016	$62,513	$63,214	2.4	1.3

N/M =	Not Meaningful

KeyCorp Reports Second Quarter 2004 Earnings
July 16, 2004

Summary of Loan Loss Experience
(dollars in millions)

	Three months ended			Six months ended
	6-30-04	3-31-04	6-30-03	6-30-04	6-30-03
Average loans outstanding during the period	$63,103	$62,796	$63,029	$62,949	$62,937

Allowance for loan losses at beginning of period	$1,306	$1,406	$1,421	$1,406	$1,452
Loans charged off:
Commercial, financial and agricultural	43	52	77	95	164

Real estate — commercial mortgage	10	8	14	18	25
Real estate — construction	5	—	—	5	4

Total commercial real estate loans	15	8	14	23	29
Commercial lease financing	15	10	19	25	31

Total commercial loans	73	70	110	143	224
Real estate — residential mortgage	4	2	1	6	3
Home equity	11	17	15	28	29
Consumer — direct	11	12	13	23	25
Consumer — indirect lease financing	2	3	4	5	9
Consumer — indirect other	47	45	36	92	79

Total consumer loans	75	79	69	154	145

	148	149	179	297	369
Recoveries:
Commercial, financial and agricultural	13	13	10	26	16

Real estate — commercial mortgage	1	1	3	2	8
Real estate — construction	4	—	—	4	3

Total commercial real estate loans	5	1	3	6	11
Commercial lease financing	4	3	4	7	5

Total commercial loans	22	17	17	39	32
Real estate — residential mortgage	1	—	1	1	1
Home equity	1	1	2	2	3
Consumer — direct	2	2	2	4	4
Consumer — indirect lease financing	1	1	2	2	3
Consumer — indirect other	17	17	14	34	24

Total consumer loans	22	21	21	43	35

	44	38	38	82	67

Net loans charged off	(104)	(111)	(141)	(215)	(302)
Provision for loan losses	74	81	125	155	255
Reclassification of allowance for credit losses on lending-related commitments [a]	—	(70)	—	(70)	—

Allowance for loan losses at end of period	$1,276	$1,306	$1,405	$1,276	$1,405

Net loan charge-offs to average loans	.67%	.71%	.90%	.69%	.97%
Allowance for loan losses to period-end loans	1.99	2.09	2.22	1.99	2.22
Allowance for loan losses to nonperforming loans	281.06	222.49	167.86	281.06	167.86

(a)	Included in accrued expenses and other liabilities on the consolidated balance sheet.

KeyCorp Reports Second Quarter 2004 Earnings
July 16, 2004

Summary of Nonperforming Assets and Past Due Loans
(dollars in millions)

	6-30-04	3-31-04	12-31-03	9-30-03	6-30-03
Commercial, financial and agricultural	$114	$191	$252	$345	$361

Real estate — commercial mortgage	61	72	85	89	143
Real estate — construction	1	12	25	38	22

Total commercial real estate loans	62	84	110	127	165
Commercial lease financing	59	84	103	108	92

Total commercial loans	235	359	465	580	618
Real estate — residential mortgage	38	39	39	36	38
Home equity	151	161	153	151	152
Consumer — direct	13	10	14	12	13
Consumer — indirect lease financing	2	2	3	3	4
Consumer — indirect other	15	16	20	13	12

Total consumer loans	219	228	229	215	219

Total nonperforming loans	454	587	694	795	837

OREO	71	76	61	69	60
Allowance for OREO losses	(8)	(5)	(4)	(4)	(3)

OREO, net of allowance	63	71	57	65	57

Other nonperforming assets	23	12	2	2	3

Total nonperforming assets	$540	$670	$753	$862	$897

Accruing loans past due 90 days or more	$114	$127	$152	$165	$172
Accruing loans past due 30 through 89 days	622	559	613	710	731
Nonperforming loans to period-end loans	.71%	.94%	1.11%	1.27%	1.32%
Nonperforming assets to period-end loans plus OREO and other nonperforming assets	.84	1.07	1.20	1.37	1.42

Summary of Changes in Nonperforming Loans
(in millions)

	2Q04	1Q04	4Q03	3Q03	2Q03
Balance at beginning of period	$587	$694	$795	$837	$904
Loans placed on nonaccrual status	68	145	111	240	168
Charge-offs	(104)	(111)	(123)	(123)	(141)
Loans sold	(33)	(58)	(40)	(73)	(42)
Payments	(62)	(56)	(46)	(73)	(26)
Transfers to OREO	—	(11)	—	(6)	(1)
Loans returned to accrual status	(2)	(16)	(3)	(7)	(25)

Balance at end of period	$454	$587	$694	$795	$837

KeyCorp Reports Second Quarter 2004 Earnings
July 16, 2004

Line of Business Results
(dollars in millions)

Consumer Banking

						Percent change 2Q04 vs.
	2Q04	1Q04	4Q03	3Q03	2Q03	1Q04	2Q03
Summary of operations
Total revenue (TE)	$551	$573	$576	$601	$586	(3.8)%	(6.0)%
Provision for loan losses	46	59	68	70	65	(22.0)	(29.2)
Noninterest expense	348	339	357	359	358	2.7	(2.8)
Net income	98	109	95	107	102	(10.1)	(3.9)
Average loans	29,363	29,736	29,244	29,180	28,962	(1.3)	1.4
Average deposits	35,021	34,737	35,003	35,053	34,828	.8	.6
Net loan charge-offs	61	71	68	70	65	(14.1)	(6.2)
Return on average allocated equity	19.47%	21.22%	18.31%	20.49%	19.93%	N/A	N/A
Average full-time equivalent employees	8,383	8,385	8,380	8,496	8,436	—	(.6)
Supplementary information (lines of business)
Retail Banking
Total revenue (TE)	$312	$312	$325	$330	$333	—%	(6.3)%
Provision for loan losses	10	15	14	14	15	(33.3)	(33.3)
Noninterest expense	210	202	210	213	214	4.0	(1.9)
Net income	58	59	63	64	65	(1.7)	(10.8)
Average loans	10,585	10,389	10,280	10,194	9,839	1.9	7.6
Average deposits	29,797	29,791	29,894	30,051	30,181	—	(1.3)
Net loan charge-offs	10	15	14	14	15	(33.3)	(33.3)
Return on average allocated equity	39.01%	39.75%	41.80%	42.46%	43.82%	N/A	N/A
Average full-time equivalent employees	6,137	6,094	6,107	6,212	6,142	.7	(.1)
Small Business
Total revenue (TE)	$94	$92	$98	$97	$97	2.2%	(3.1)%
Provision for loan losses	12	13	16	17	17	(7.7)	(29.4)
Noninterest expense	51	50	51	52	52	2.0	(1.9)
Net income	19	18	20	17	18	5.6	5.6
Average loans	4,451	4,424	4,437	4,486	4,526	.6	(1.7)
Average deposits	4,864	4,582	4,731	4,618	4,312	6.2	12.8
Net loan charge-offs	14	14	16	17	17	—	(17.6)
Return on average allocated equity	20.11%	19.05%	20.83%	17.70%	19.30%	N/A	N/A
Average full-time equivalent employees	416	415	380	382	379	.2	9.8
Consumer Finance
Total revenue (TE)	$145	$169	$153	$174	$156	(14.2)%	(7.1)%
Provision for loan losses	24	31	38	39	33	(22.6)	(27.3)
Noninterest expense	87	87	96	94	92	—	(5.4)
Net income	21	32	12	26	19	(34.4)	10.5
Average loans	14,327	14,923	14,527	14,500	14,597	(4.0)	(1.8)
Average deposits	360	364	378	384	335	(1.1)	7.5
Net loan charge-offs	37	42	38	39	33	(11.9)	12.1
Return on average allocated equity	8.07%	11.82%	4.41%	9.44%	7.03%	N/A	N/A
Average full-time equivalent employees	1,830	1,876	1,893	1,902	1,915	(2.5)	(4.4)

KeyCorp Reports Second Quarter 2004 Earnings
July 16, 2004

Line of Business Results (continued)
(dollars in millions)

Corporate and Investment Banking

						Percent change 2Q04 vs.
	2Q04	1Q04	4Q03	3Q03	2Q03	1Q04	2Q03
Summary of operations
Total revenue (TE)	$362	$353	$390	$358	$366	2.5%	(1.1)%
Provision for loan losses	25	21	49	48	56	19.0	(55.4)
Noninterest expense	168	164	182	174	174	2.4	(3.4)
Net income	105	105	99	85	86	—	22.1
Average loans	27,855	27,222	27,421	27,904	28,039	2.3	(.7)
Average deposits	4,958	4,756	4,780	4,566	4,097	4.2	21.0
Net loan charge-offs	39	39	49	48	73	—	(46.6)
Return on average allocated equity	14.13%	14.09%	13.01%	11.11%	11.29%	N/A	N/A
Average full-time equivalent employees	2,482	2,463	2,480	2,485	2,438	.8	1.8

Supplementary information (lines of business)
Corporate Banking
Total revenue (TE)	$197	$187	$199	$196	$199	5.3%	(1.0)%
Provision for loan losses	25	15	37	43	50	66.7	(50.0)
Noninterest expense	102	104	114	108	108	(1.9)	(5.6)
Net income	44	42	29	29	27	4.8	63.0
Average loans	12,558	12,213	12,372	12,816	12,876	2.8	(2.5)
Average deposits	3,742	3,615	3,655	3,576	3,212	3.5	16.5
Net loan charge-offs	35	31	37	43	67	12.9	(47.8)
Return on average allocated equity	11.19%	10.77%	7.22%	7.02%	6.45%	N/A	N/A
Average full-time equivalent employees	1,177	1,182	1,191	1,177	1,145	(.4)	2.8

KeyBank Real Estate Capital
Total revenue (TE)	$91	$89	$122	$102	$101	2.2%	(9.9)%
Provision for loan losses	(4)	1	4	—	(3)	N/M	33.3
Noninterest expense	41	37	43	42	40	10.8	2.5
Net income	33	32	47	37	40	3.1	(17.5)
Average loans	7,752	7,628	8,062	8,260	8,399	1.6	(7.7)
Average deposits	1,202	1,127	1,111	976	872	6.7	37.8
Net loan charge-offs (recoveries)	(1)	2	4	—	(3)	N/M	(66.7)
Return on average allocated equity	14.57%	13.71%	19.55%	15.82%	17.55%	N/A	N/A
Average full-time equivalent employees	673	668	674	688	681	.7	(1.2)

Key Equipment Finance
Total revenue (TE)	$74	$77	$69	$60	$66	(3.9)%	12.1%
Provision for loan losses	4	5	8	5	9	(20.0)	(55.6)
Noninterest expense	25	23	25	24	26	8.7	(3.8)
Net income	28	31	23	19	19	(9.7)	47.4
Average loans	7,545	7,381	6,987	6,828	6,764	2.2	11.5
Average deposits	14	14	14	14	13	—	7.7
Net loan charge-offs	5	6	8	5	9	(16.7)	(44.4)
Return on average allocated equity	22.66%	25.45%	19.37%	16.07%	16.46%	N/A	N/A
Average full-time equivalent employees	632	613	615	620	612	3.1	3.3

KeyCorp Reports Second Quarter 2004 Earnings
July 16, 2004

Line of Business Results (continued)
(dollars in millions)

Investment Management Services

						Percent change 2Q04 vs.
	2Q04	1Q04	4Q03	3Q03	2Q03	1Q04	2Q03
Summary of operations
Total revenue (TE)	$202	$205	$210	$200	$187	(1.5)%	8.0%
Provision for loan losses	2	1	6	5	4	100.0	(50.0)
Noninterest expense	161	152	161	163	159	5.9	1.3
Net income	24	33	27	20	16	(27.3)	50.0
Average loans	5,226	5,140	5,151	5,100	5,031	1.7	3.9
Average deposits	7,188	6,908	6,779	6,382	5,939	4.1	21.0
Net loan charge-offs	3	1	6	5	3	200.0	—
Return on average allocated equity	16.17%	21.97%	17.33%	13.20%	10.95%	N/A	N/A
Average full-time equivalent employees	2,628	2,639	2,702	2,780	2,849	(.4)	(7.8)

TE =	Taxable Equivalent

N/A =	Not Applicable

N/M =	Not Meaningful